As filed with the Securities and Exchange Commission on September 12, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933

                            BROKAT AKTIENGESELLSCHAFT
             (Exact name of registrant as specified in its charter)

  FEDERAL REPUBLIC OF GERMANY                          NOT APPLICABLE
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)
                    -----------------------------------------
                            BROKAT Aktiengesellschaft
                               Industriestrasse 3
                                D-70565 Stuttgart
                           Federal Republic of Germany
                                +49 711 788-44-0
          (Address of Issuer's Principal Executive Offices) (Zip Code)

                              AMENDED AND RESTATED
                      2000 STOCK OPTION PLAN FOR EMPLOYEES
                  OF GEMSTONE SYSTEMS, INC. AND ITS AFFILIATES
                                       AND
                              AMENDED AND RESTATED
                     1992 STOCK OPTION PLAN FOR EMPLOYEES OF
                    GEMSTONE SYSTEMS, INC. AND ITS AFFILIATES
                            (Full title of the plans)
                              BROKAT Americas, Inc.
                          600 Pinnacle Court, Suite 655
                               Norcross, GA 30071
                     (Name and address of agent for service)
                                 (678) 533-4777
          (Telephone number, including area code, of agent for service)
                              --------------------
                                   COPIES TO:

     Mark S. Bergman, Esq.             Hans-Peter Berger, Esq.            Dr. Gerhard Wegen
Paul, Weiss, Rifkind, Wharton &         General Legal Counsel         Gleiss Lutz Hootz Hirsch
            Garrison                  BROKAT Aktiengesellschaft       Maybachstrasse 6, D-70469
  1285 Avenue of the Americas             Industriestrasse 3                  Stuttgart
       New York, NY 10019                 D-70565 Stuttgart          Federal Republic of Germany
                                     Federal Republic of Germany

                         CALCULATION OF REGISTRATION FEE

============================== ===================== ======================== ======================== ========================
                                                        Proposed Maximum         Proposed Maximum
          Title of                 Amount to be          Offering Price         Aggregate Offering            Amount of
 Securities to be Registered        Registered            Per Share (3)              Price (3)          Registration Fee (3)
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
Ordinary Shares, no par value  505,153 shares (1)(2)         $129.86              $65,599,168.58             $17,318.18
------------------------------ --------------------- ------------------------ ------------------------ ------------------------

(1) Consists of Ordinary Shares to be made available under the Plans, including Ordinary Shares that may in the future be delivered in the form of American Depositary Shares representing the right to receive Ordinary Shares, or multiples or fractions thereof, if and when such American Depositary Shares are registered pursuant to a separate Registration Statement on Form F-6. All such Ordinary Shares are issuable upon exercise of outstanding options with fixed exercise prices.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933. The aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised. The estimate is based upon the average of the high and low prices for the Ordinary Shares quoted on the Neuer Markt of the Frankfurt Stock Exchange on September 7, 2000 and on an exchange rate of $1.00 to 0.8740 euros, the noon buying rate in New York City for cable transfers payable in euros as certified for customs purposes by the Federal Reserve Bank of New York on September 7, 2000.

                                EXPLANATORY NOTE

         The Section 10(a) prospectus being delivered by BROKAT Aktiengesellschaft (the "Company" or "Brokat") to participants in the (a) Amended and Restated 2000 Stock Option Plan for Employees of GemStone Systems, Inc. and Its Affiliates and (b) Amended and Restated 1992 Stock Option Plan for Employees of GemStone Systems, Inc. and Its Affiliates (collectively, the "Plans") as required by Rule 428 under the Securities Act of 1933, as amended, has been prepared in accordance with the requirements of Form S-8 and relates to Ordinary Shares, no par value (the "Shares"), issuable upon exercise of outstanding options under the Plans. The Plan information required in the
Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.

PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Registration Statement on Form F-4 (Registration Statement No. 333-37780) as filed with the Securities and Exchange Commission is incorporated herein by reference.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this registration statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

GENERAL

         SUBSCRIBED SHARE CAPITAL

         As of August 15, 2000, Brokat had a subscribed share capital of euro 27,311,184 consisting of 27,311,184 Brokat ordinary shares, all of which are issued in bearer form and are freely transferable. All Brokat ordinary shares are no par value shares (STUCKAKTIEN). The portion of the share capital attributable to each share is euro 1.00. There are no unpaid contributions to the subscribed capital.

         AUTHORIZED AND CONTINGENT CAPITAL

         Under the German Stock Corporation Act, the shareholders may authorize the management board to issue shares with the consent of the supervisory board. The shareholders shall give this authorization for a specific amount of shares, not exceeding 50% of the issued share capital at the time the authorization is given. This authorization may not be valid for more than five years.

         AUTHORIZED CAPITAL

         Brokat's articles of association authorize the management board, subject to the supervisory board's consent, to increase Brokat's share capital at any time, until June 30, 2003. Brokat's management board may issue new ordinary shares in return for cash and non-cash contributions on one or more occasions for a maximum aggregate amount of euro 10,337,589 (referred to as authorized capital I). The management board, with the supervisory board's approval, may decide not to give effect to Brokat's shareholders' preemptive right. The increase in the number of ordinary shares comprising the authorized capital I will become effective, and the newly issued shares will be considered issued and outstanding, as soon as the capital increase is registered with the German commercial register.

         In addition, the articles of association authorize the management board, subject to the supervisory board's consent, to further increase Brokat's share capital at any time, until June 30, 2003. Brokat's management board may issue new shares in return for cash and non-cash contributions on one or more occasions for a maximum aggregate amount of euro 2,600,000 (referred to as authorized capital II). The management board, with the supervisory board's approval, may decide not to give effect to Brokat's shareholders' preemptive right, so long as the subscription price for the newly issued shares is not materially below the market price of exchange-traded shares of the same class. The increase in the number of ordinary shares comprising the authorized capital II will become effective, and the newly issued shares will be considered issued and outstanding, as soon as the capital increase is registered with the German commercial register.

         CONTINGENT CAPITAL

         Brokat's articles of association provide for two types of contingent share capital (referred to as contingent capital I and contingent share capital
II). There are, in the aggregate, 2,409,629 ordinary shares, for a value of euro 2,409,629, included in contingent share capital I. This contingent share capital I may only be used to enable members of the management boards and employees of Brokat and its affiliated companies to exercise options to purchase ordinary shares of Brokat that they have or may receive. The ordinary shares comprising contingent share capital I will be issued and outstanding to the extent such members of the management board and employees exercise their options.

         There are, in the aggregate, 2,600,000 ordinary shares, for a value of euro 2,600,000, included in contingent share capital II. This contingent share capital II may be used to enable holders of the convertible bonds that have been issued pursuant to a decision of Brokat's shareholders, to convert their bonds into ordinary shares. The ordinary shares comprising contingent share capital II will be issued and outstanding to the extent the bondholders exercise their conversion right.

         DEVELOPMENT OF SHARE CAPITAL

         On November 18, 1999, the shareholders decided to:

         o convert Brokat's share capital from Deutsche marks into euro at the official exchange rate of euro 1 = DM 1.95583 (Brokat's share capital was then euro 22,879,266.09);

         o increase the maximum aggregate amount of authorized capital I and II up to euro 10,800,000 and euro 2,600,000;

         o issue ordinary shares as a consideration for the conversion of reserves into share capital, increasing Brokat's issued and outstanding share capital by euro 3,969,506.91 from euro 22,879,266.09 to euro 26,848,773.00; and

         o amend Brokat's articles of association by stating that each ordinary share held would represent 3 ordinary shares, no par value, bringing the share capital to 26,848,773 ordinary shares without par value, but a portion of the share capital attributable to each share is euro 1.00.

         On May 26, 2000, the shareholders decided to:

         o increase the authorized share capital by euro 2,600,000 (up to a maximum bonds to convert their bonds into ordinary shares (contingent capital II); and

         o authorize Brokat to purchase its own shares for 18 months starting May 26, 2000, and for a maximum aggregate amount of 10% of the share capital (which was euro 27,311,184 at that date).

         On August 14, 2000, the management board resolved to increase the amount of ordinary shares comprising the authorized capital I by issuing 2,648,748 new ordinary shares. As a result, Brokat's authorized share capital would increase from euro 27,331,184 to euro 29,959,932. The supervisory board authorized the capital increase by decisions dated August 21, 2000. The capital increase became effective with entry in the commercial register on August 29, 2000.

         On August 14, 2000, Brokat's management board also decided to increase the amount of ordinary shares comprising authorized capital I by issuing 96,149 new ordinary shares. The supervisory board authorized the capital increase by decisions dated August 21, 2000. As a result, Brokat's share capital increased from euro 29,959,932 to euro 30,056,081. This capital increase will become effective with entry in the commercial register in September 2000.

         If the Company completes its announced acquisition of Blaze Software, Inc., Brokat's share capital will be euro 35,468,209 consisting of 35,468,209 Brokat ordinary bearer shares with no par value. The portion of the share capital attributable to each share is euro 1.00. In connection with the Blaze merger, Brokat will issue 5,412,128 ordinary shares with no par value, increasing its share capital by euro 5,412,128. On July 7, 2000 and September 6, 2000, the management board took all actions to nullify the existing shareholders' preemptive rights in order to allow Brokat to issue these ordinary shares to Blaze's stockholders. The supervisory board has consented to the management board's decision.

DIVIDEND RIGHTS

         Dividends, if any, are declared at the annual general meeting of shareholders, which must be held within eight months from the end of a fiscal year, and are paid once a year. Under German law, Brokat may declare and pay dividends only from balance sheet profits as they are shown in Brokat's financial statements. In determining the distributable balance sheet profits, the management board and the supervisory board may allocate to profit reserves up to one half of the annual surplus remaining after allocations to statutory reserves and losses carried forward. Brokat's articles of association provide that the management board and the supervisory board may allocate to other revenue reserves up to an additional 25% of the annual surplus in accordance with Section 58(2) of the German Stock Corporation Act. The general meeting of the shareholders, in determining the distribution of profits, may allocate additional amounts to profit reserves and may carry forward profits in part or in full.

         Dividends approved at the general meeting of the shareholders are payable on the first stock exchange trading day after that meeting, unless decided otherwise at the general meeting of the shareholders. Where shareholders hold physical certificates, they may present the appropriate dividend coupon to receive such dividends. Where shareholders hold ordinary shares that are entitled to dividends in a clearing system, the dividends are paid according to that clearing system's rules. Brokat will publish notice of dividends paid and the paying agent or agents appointed in the German federal gazette.

LIQUIDATION RIGHTS

         In accordance with the German Stock Corporation Act (AKTIENGESETz), upon a liquidation of Brokat, any liquidation proceeds remaining after paying all of Brokat's liabilities would be distributed among the holders of Brokat ordinary shares in proportion to the total nominal value of the ordinary shares held by each holder.

PREEMPTIVE RIGHTS

         Under the German Stock Corporation Act, an existing shareholder in a stock corporation has a preferential right to subscribe for any issue of new shares by such corporation in proportion to the number of shares such shareholder holds in the corporation's existing share capital. These rights do not apply to shares issued out of conditional capital. These rights also apply to securities that may be converted into shares, securities with warrants, profit sharing certificates and securities with dividend rights.

         Under German law, the shareholders may decide not to give effect to this preemptive right, if they decide so at the same time as they authorize the capital increase. The decision requires the approval of at least 75% of the shares present or represented at the meeting and entitled to vote. The decision also requires a "special justification," based on the principle that the interest of the company in deciding not to give effect to the preemptive rights outweighs the shareholders' interest in giving effect to their preemptive rights. If such a special justification is lacking, the resolution increasing the capital can be challenged by the shareholders within one month from the day that the resolution was passed.

         Preemptive rights will not apply to the authorized capital I described under "--General--Authorized Capital" if the management board decides so and the supervisory board approves such decision. Preemptive rights will not apply to the authorized capital II described under "--General--Authorized Capital" if the Brokat ordinary shares are issued at a price not materially below Brokat ordinary shares. Preemptive right does not apply to the conditional capital described under "--General--Conditional Capital."

         Preemptive rights resulting from a capital increase may generally be transferred and may be traded on the Neuer Markt of the Frankfurt Stock Exchange for a limited number of days prior to the final date on which the preemptive rights may be exercised.

SHAREHOLDERS' MEETINGS AND VOTING RIGHTS

         Each Brokat ordinary share entitles the holder to one vote at general meetings of the shareholders of Brokat. Resolutions are passed at a general or special meeting of the shareholders of Brokat by a majority of the votes cast, unless a higher vote is required by law or Brokat's articles of association. The German Stock Corporation Act requires that the following significant resolutions be passed by a majority of at least 75% of the capital represented in connection with the vote taken on such resolution: changes or amendments to the scope of business; certain capital increases; capital decreases; a dissolution of

Brokat; a merger of Brokat into or a consolidation of Brokat with another company; a transfer of all of Brokat's assets; a change of Brokat's corporate form; and the elimination of preemptive rights. Brokat's articles of association only require a majority vote unless a higher majority is required by law.

         A general or special meeting of the shareholders of Brokat may be called by Brokat's management board. Notice of shareholder meetings must be published in the German federal gazette (BUNDESANZEIGEr) at least one month prior to the last day on which the Brokat shares must be deposited in order for the holder of such shares to be entitled to vote at the shareholders' meeting. Pursuant to the articles of association of Brokat, notice of shareholder meetings will also be published in a national daily newspaper (official stock exchange bulletin) if the stock exchanges on which Brokat securities are listed require so.

         The right to attend and vote at a meeting of the shareholders is only accorded to those shareholders who deposit their shares with Brokat, a German notary public, or a bank for central deposit of securities, or with any other agent designated in the notice of the general meeting not later than the end of normal business hours on the fifth business day prior to the meeting date. Brokat's shareholders have to keep their shares at the depositary until the end of the general meeting. If the period to deposit shares ends on a Saturday, Sunday or a holiday, the preceding business day shall be deemed the day on which the shares shall be deposited. If the ordinary shares are deposited with a German notary public or with a bank for central deposit of securities, such German notary public or such bank will issue a confirmation for the deposit that shall be submitted to the Brokat cashier no later than the first business day after the end of the deposit period. The ordinary shares shall also be deemed deposited, if, with the consent of the depositary, such shares are blocked in a bank account until the end of the general meeting. If Brokat has not issued share certificates, the management board shall determine in the notice to the general meeting the conditions under which the shareholders may exercise their voting and motion rights at the general meeting.

         Although notice of each shareholder meeting (whether the annual general meeting or a special meeting) is required to be given as described above, neither the German Stock Corporation Act nor the organizational documents of Brokat have any minimum quorum requirement applicable to such meetings. This means that holders of a minority of Brokat shares could control the outcome of decisions not requiring a specified majority of the outstanding share capital of Brokat.

DISCLOSURE REQUIREMENTS

         The German Securities Trading Act requires each person whose share holding reaches, exceeds or, after exceeding, falls below the 5%, 10%, 25%, 50% or 75% voting rights thresholds of a listed company such as Brokat to notify Brokat and the Federal Supervisory Authority for Securities Trading in writing within seven calendar days after they have reached, exceeded or fallen below such threshold. In their notification, they must also state the number of shares they hold. Such holders cannot exercise any rights from those shares until they have satisfied this disclosure requirement. In addition, the

German Securities Trading Act contains various rules designed to ensure the attribution of shares to the person who has effective control over the exercise of the voting rights attached to those shares.

REPURCHASE OF BROKAT'S OWN SHARES

Brokat may not acquire its own shares unless authorized by the general meeting of the shareholders or in other very limited circumstances set out in the German Stock Corporation Act. Shareholders may not grant a share repurchase authorization lasting more than 18 months. The rules in the German Stock Corporation Act generally limit repurchases to 10% of Brokat's share capital and resales must be made either on the stock exchange, in a manner that treats all shareholders equally or in accordance with the rules that apply to preemptive rights relating to capital increase. On May 26, 2000 and for a period of 18 months, Brokat's shareholders authorized the management board to acquire ordinary shares for an amount not exceeding, in the aggregate, 10% of Brokat's share capital. So long as these ordinary shares are listed on the Neuer Markt of the Frankfurt Stock Exchange, the consideration for these ordinary shares shall not be below 85% or above 110% of the market price of Brokat's ordinary shares. The general meeting authorized the management board to dispose of these ordinary shares otherwise than by selling them on the Neuer Markt of the Frankfurt Stock Exchange. Subject to the supervisory board's prior consent, the management board may also offer them to Brokat's shareholders if such shares are offered for a consideration not substantially below the market price of shares of the same class at the date of the disposal.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Neither the Articles of Association of the Company nor German law provides for indemnification of controlling persons, directors or officers of the Company.

         The Company maintains liability insurance for members of its management board and supervisory board, including insurance against liabilities under the Securities Act of 1933.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

4.1     --        Articles of Association (SATZUNG) of the Registrant (English
                  translation) (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-4 (Registration
                  Statement No. 333-37780))

5.1     --        Opinion of Gleiss Lutz Hootz Hirsch as to the legality of
                  ordinary shares being registered

23.1    --        Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
                  Steuerberatungsgesellschaft mbH with respect to Brokat
                  Aktiengesellschaft and MeTechnology AG and its predecessor, ESD Vermogensverwaltungsgesellschaft mbH

23.2    --        Consent of Arthur Andersen LLP with respect to Transaction
                  Software Technologies, Inc.

23.3    --        Consent of PricewaterhouseCoopers LLP with respect to Blaze
                  Software, Inc.

23.4    --        Consent of Ernst & Young LLP with respect to GemStone Systems,
                  Inc.

23.5    --        Consent of Gleiss Lutz Hootz Hirsch (included in Exhibit 5.1)

24.1    --        Power of Attorney (included on signature page)

ITEM 9.           UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Association or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stuttgart, Germany, on the 6th day of September, 2000.


                                   BROKAT Aktiengesellschaft



                                   By:  /s/ Stefan Rover
                                        ---------------------------------------
                                        Stefan Rover
                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated. Each person whose signature appears below authorizes each of Stefan Rover and Michael Janssen as attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf, individually and in each capacity stated below, all amendments, including post-effective amendments and supplements, to this registration statement.

         SIGNATURES                     TITLE                              DATE
         ----------                     -----                              ----
/s/  Stefan Rover
-----------------------------
     Stefan Rover                  Management Board Member and        September 6th, 2000
                                   Chief Executive Officer
                                   (principal executive officer)


/s/  Michael Janssen
-----------------------------
     Michael Janssen               Management Board Member and Chief  September 6th, 2000
                                   Financial Officer (principal
                                   financial and accounting officer)


/s/  Dr. Boris Anderer
-----------------------------
     Dr. Boris Anderer             Management Board Member            September 6th, 2000


/s/  Achim Schlumberger
-----------------------------
     Achim Schlumpberger           Management Board Member            September 6th, 2000

         SIGNATURES                     TITLE                              DATE
         ----------                     -----                              ----
/s/  Michael Schumacher
-----------------------------
     Michael Schumacher            Management Board Member            September 6th, 2000


/s/  Angelo Maestrini
-----------------------------
     Angelo Maestrini              Management Board Member            September 6th, 2000


/s/  Steve Aufderhar
-----------------------------
     Steve Aufderhar               Authorized U.S. Representative     September 6th, 2000

                                INDEX TO EXHIBITS
                                -----------------

                                                                 Sequential Page
Exhibits                                                             Number
--------                                                             ------

5.1      --       Opinion of Gleiss Lutz Hootz Hirsch as to the
                  legality of ordinary shares being registered

23.1     --       Consent of Arthur Andersen
                  Wirtschaftsprufungsgesellschaft
                  Steuerberatungsgesellschaft mbH with respect to
                  Brokat Aktiengesellschaft and MeTechnology AG and its predecessor, ESD
                  Vermogensverwaltungsgesellschaft mbH

23.2     --       Consent of Arthur Andersen LLP with respect to
                  Transaction Software Technologies, Inc.

23.3     --       Consent of PricewaterhouseCoopers LLP with respect to Blaze
                  Software, Inc.

23.4     --       Consent of Ernst & Young LLP with respect to
                  GemStone Systems, Inc.